SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 8, 2000
                                                           ----------------

                       ELECTRONIC BUSINESS SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


DELAWARE                           2-96392-A                65-0952956
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(STATE OR OTHER                   (COMMISSION      (IRS EMPLOYER JURISDICTION OF
IDENTIFICATION NO.)                FORMATION)              FILE NUMBER)


        1800 N.W. 49TH STREET, SUITE 100, FORT LAUDERDALE, FLORIDA 33309
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (954) 229-5100
                                                          --------------

         (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

ITEM 6.  OTHER EVENTS

     On November 24, 2000, Mr. Vito A. Bellezza was appointed as a Board member and CEO of the Company and all of its subsidiary Companies. This appointment was a unanimous decision by the Board of Directors of the Company. Immediately following this appointment, Harold S. Fischer, Charles Winslow and John Campbell all resigned from the Board of Directors and from their positions as officers of the Companies.

     The Company is in the process of finalizing negotiations for an interim Line of Credit, which was preliminarily approved by the Bankruptcy Court on
December  5,  2000.  Final  approval  of  the  financing,   upon  completion  of
negotiations with the financing group, will be determined by the Bankruptcy Court at a hearing scheduled for January 4, 2001. If and when all of the funds are received by the Company, they will be used to fund the "Debtor In Possession" Financing, which is preliminary to a reorganization plan to exit Chapter 11 Bankruptcy.



                                      ELECTRONIC BUSINESS SERVICES, INC.


                                      By: /s/ VITO A. BELLEZZA
                                      -------------------------------------
                                      Vito A. Bellezza
                                      Chief Executive Officer


Dated: December 8, 2000